Exhibit 99.7

SPECIAL MEETING OF UNIVAR INC. Date: [Month] [Day], 2019 Time: 9:30 a.m. CDT Place: 3075 Highland Parkway, First Floor Conference Room, Downers Grove, IL 60515 Please make your marks like this:                Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1 and 2 below.    For Against Abstain 1: stock The issuance in connection of shares with of the Univar transactions common    For of contemplated Merger, dated by as the of Agreement September and 17, Plan 2018,    and as it among may be Univar, amended Nexeo from Solutions, time to time, Inc., by a Sub Delaware I Corp, corporation, a Delaware corporation Pilates Merger and wholly-owned Pilates Merger subsidiary Sub II LLC, of a Univar, Delaware and    limited subsidiary liability of Univar, company which and proposal wholly-owned is referred to as the “Univar share issuance”. 2: A necessary proposal or to appropriate, adjourn the special to solicit meeting, additional if For adjournment, proxies if, immediately sufficient prior votes to to such approve    the Univar by Univar, share which issuance proposal have is not referred been obtained to as the Univar adjournment proposal. Authorized Signatures—This section must be completed for your Instructions to be executed.    Please Sign Here Please Date Above    Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.                Please separate carefully at the perforation and return just this portion in the envelope provided.                Special Meeting of UNIVAR INC. to be held on [Day], [Month] [Day], 2019 for Holders as of JANUARY 22, 2019 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Call www. Go To proxypush.com/UNVR 866-895-6933 Use any touch-tone telephone. Cast your vote online. OR Have your Proxy Card/Voting Instruction Form ready. View Meeting Documents. Follow the simple recorded instructions. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Jeffrey W. Carr and Carl J. Lukach, and each or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Univar Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys and proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1 AND 2.                PROXY TABULATOR FOR UNIVAR INC. P.O. BOX 8016 CARY, NC 27512-9903 EVENT #    CLIENT #

Proxy — UNIVAR INC.    Special Meeting of Stockholders    February [Day], 2019, 9:30 a.m. (Central Daylight Time)    The undersigned appoints Jeffrey W. Carr, and Carl J. Lukach (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of UNIVAR INC, a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 3075 Highland Parkway, First Floor Conference Room, Downers Grove, Illinois, 60515, on [Day], February [Day], 2019, at 9:30 a.m. CDT and all adjournments or postponements thereof. The purpose of the Special Meeting is to take action on the following: 1. The issuance of shares of Univar common stock in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of September 17, 2018, as it may be amended from time to time, by and among Univar, Nexeo Solutions, Inc., a Delaware corporation, Pilates Merger Sub I Corp, a Delaware corporation and wholly-owned subsidiary of Univar, and Pilates Merger Sub II LLC, a Delaware limited liability company and wholly-owned subsidiary of Univar, which proposal is referred to as the “Univar share issuance”. 2. A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve the Univar share issuance have not been obtained by Univar, which proposal is referred to as the Univar adjournment proposal. The Board of Directors of the Company recommends a vote “FOR” proposals 1 and 2 below. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” proposals 1 and 2 below. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.                Please separate carefully at the perforation and return just this portion in the envelope provided.